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                                                                    EXHIBIT 10.1

                                 AMENDMENT TO
                            ATRIA COMMUNITIES, INC.
                      1996 STOCK OWNERSHIP INCENTIVE PLAN


(a) The first sentence of Section 4.1 of the Plan is hereby deleted and the following substituted in its place:


  "Subject to adjustment as provided in Section 4.3, the number of Shares reserved for issuance upon the exercise of Awards and the payment of benefits in connection with Awards is 2,336,924 Shares (being an amount equal to 10% of the Company's issued and outstanding Shares on the date hereof), plus 10% of any increase (other than any increase due to Shares issued pursuant to the Plan or the Atria Communities, Inc. Non-Employee Directors 1996 Stock Incentive Plan) in the number of authorized and issued Shares in excess of 23,368,237 Shares."

(b) Section 6.1 of the Plan is hereby amended by adding at the end thereof the following:


  "Notwithstanding anything herein to the contrary, the maximum number of Shares with respect to which ISOs may be granted under the Plan shall not exceed 2,000,000 Shares."